GUARANTEE COMMITMENT


                              TABLE OF CONTENTS
                                                            Page
Recitals . . . . . . . . . . . . . . . . . . . . . . . .       1


                              ARTICLE I - TERM

Section 1.01.    Term. . . . . . . . . . . . . . . . . .       3


           ARTICLE II - DETERMINATIONS AND FINDINGS

Section 2.01.    The Note . . . . . . . . . . . . . . . .      4

Section 2.02.    Guarantee Agreement. . . . . . . . . . .      4


           ARTICLE III - PREMIUM CHARGE

Section 3.01.     Premium Charge . . . . . . . . . . . .       4


           ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF
                         APPLICANT AND GUARANTOR

Section 4.01.     Corporate Organization and Good Standing     5

Section 4.02.     Validity of Agreements . . . . . . . .       5

Section 4.03.     No Bankruptcy of Officers and Directors;
                  No Felony Conviction or Securities Law
                  Violation. . . . . . . . . . . . . . .       6

Section 4.04.     Books of Account, Capital Structure, and
                  Financial Statements. . . . . . . . . .      7

Section 4.05.     No Changes Since Most Recent Balance
                  Sheet . . . . . . . . . . . . . . . . .      8

Section 4.06.     Distributions . . . . . . . . . . . . .      8

Section 4.07.     Material Contracts, Judgments, Decrees,
                  Obligations, or Liabilities . . . . . .      9

Section 4.08.     Litigation. . . . . . . . . . . . . . .      9

Section 4.09.     Employee Protection . . . . . . . . . .      9

Section 4.10.     Buy America and Cargo Preference. . . .     10

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Section 4.11.     Lobbying. . . . . . . . . . . . . . . .     11

Section 4.12.     Nondiscrimination . . . . . . . . . . .     12

Section 4.13.     Defaults Under Existing Agreements. . .     14

Section 4.14.     Related Persons . . . . . . . . . . . .     15

Section 4.15.     Tax Returns . . . . . . . . . . . . . .     15

Section 4.16.     Completeness of Information . . . . . .     15

Section 4.17.     Completeness of Representations and
                  Warranties. . . . . . . . . . . . . . .     16

Section 4.18.     Purpose . . . . . . . . . . . . . . . .     16

Section 4.19.     Prospective Representations and Warranties  16


           ARTICLE V - AFFIRMATIVE COVENANTS OF APPLICANT

Section 5.01.     Further Documentation. . . . . . . . .      17

Section 5.02.     Pay Obligation . . . . . . . . . . . .      17

Section 5.03.     Pay Taxes and Other Claims . . . . . .      17

Section 5.04.     Maintenance of Insurance . . . . . . .      18

Section 5.05.     Financial Records, Auditor's Retainer.      18

Section 5.06.     Year-end Financial Statements. . . . .      19

Section 5.07.     Periodic Financial Statements. . . . .      19

Section 5.08.     Compliance with Applicable Laws. . . .      20

Section 5.09.     Legal Process. . . . . . . . . . . . .      21

Section 5.10.     Maintenance of Locomotives . . . . . .      21

Section 5.11.     Budgets. . . . . . . . . . . . . . . .      22

Section 5.12.     Audit and Inspection Rights. . . . . .      22

Section 5.13.     Information between Applicant and
                  Holder . . . . . . . . . . . . . . . .      23

Section 5.14.     Information on Applicant's and
                  Guarantor's Performance. . . . . . . .      23

Section 5.15.     Guarantee of New Subsidiaries. . . . .      24

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      ARTICLE VI - NEGATIVE COVENANTS OF APPLICANT AND GUARANTOR

Section 6.01.     Guarantees, Indebtedness . . . . . . .      24

Section 6.02.     Merger, Acquisition or Sale of Assets.      25

Section 6.03.     Purchase or Redemption of Securities of
                  Applicant and Guarantor. . . . . . . .      25

Section 6.04.     Certificate of Incorporation, Bylaws,
                  Subsidiaries, Lines of Business. . . .      26

Section 6.05.     Purchase of Investment Securities,
                  Lending or Advancing Funds . . . . . .      26

Section 6.06.     Dividends, Deployment of Assets. . . .      26

Section 6.07.     Financial Tests. . . . . . . . . . . .      27


                       ARTICLE VII - SECURITY INTEREST

Section 7.01.     Grant of Security Interest . . . . . .      27

Section 7.02.     Priority of Security Interest. . . . .      28

Section 7.03.     Evidence of Perfection, Releases . . .      28


            ARTICLE VIII - CONDITIONS PRECEDENT TO THIS AGREEMENT

Section 8.01.    Corporate Standing and Other Corporate
                 Documents . . . . . . . . . . . . . . .      28

Section 8.02.    Performance of Applicant's and Guarantor's
                 Agreement . . . . . . . . . . . . . . .      29

Section 8.03.    No Events of Default under the Obligation    29

Section 8.04.    Opinion of Applicant's and Guarantor's
                 Independent Auditors. . . . . . . . . .      30

Section 8.05.    Environmental Assessment. . . . . . . .      30

Section 8.06.    Completion of Proceedings and Documents
                 by Applicant, Guarantor and Holder. . .      31

Section 8.07.    Conditions Precedent. . . . . . . . . .      31

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                 ARTICLE IX - EVENTS OF DEFAULT AND REMEDIES

Section 9.01.    Events of Default . . . . . . . . . . .      32

Section 9.02.    Remedies. . . . . . . . . . . . . . . .      34

Section 9.03.    Further Remedies. . . . . . . . . . . .      35

Section 9.04.    Settlement. . . . . . . . . . . . . . .      35

Section 9.05.    Cumulative Remedies. . . . . . . . . .       35


                          ARTICLE X - MISCELLANEOUS

Section 10.01.    Indemnification. . . . . . . . . . . .      35

Section 10.02.    Survival of Representations, Warranties
                  and Indemnification. . . . . . . . . .      36

Section 10.03.    Incorporation of Exhibits and Schedules     36

Section 10.04.    Subsidiaries of Applicant and DO . . .      36

Section 10.05.    Entire Agreement . . . . . . . . . . .      37

Section 10.06.    Parties Bound, Right to Assign . . . .      37

Section 10.07.    Table of Contents; Headings. . . . . .      37

Section 10.08.    Notices; Action to be taken. . . . . .      37

Section 10.09.    Release of Information . . . . . . . .      38

Section 10.10.    No Waiver by Administrator . . . . . .      39

Section 10.11.    Governing Law. . . . . . . . . . . . .      39

Section 10.12.    Representatives. . . . . . . . . . . .      39

Section 10.13.    Counterparts . . . . . . . . . . . . .      39

Section 10.14.    Severability . . . . . . . . . . . . .      39

Section 10.15.    Use of "Applicant" and "DO". . . . . .      40

Exhibit A -- Application
Exhibit B -- Note
Exhibit C -- Guarantee Documents
Exhibit D -- Security Agreement
Exhibit E -- M & T Loan Agreement

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                            GUARANTEE COMMITMENT
     THIS AGREEMENT, made and entered into on September  , 1994, in

Washington, D.C., by and among the United States of America

("United States"), represented by the Secretary of Transportation

("Secretary") acting through the Administrator of the Federal

Railroad Administration or the Administrator's designee

("Administrator"), The New York, Susquehanna and Western Railway

Corporation, a corporation organized and existing under the laws of the State of New Jersey ("Applicant"), and the Delaware Otsego

Corporation, a corporation organized and existing under the laws of the State of New York ("DO").

                                  RECITALS

     A.  The Secretary is authorized, pursuant to section 511 of the Railroad Revitalization and Regulatory Reform Act of 1976, as

amended ("Act"), to guarantee or to make a commitment to guarantee the payment of the principal balance of, and any interest on, an obligation of an applicant prior to, on, or after the date of execution or the date of disbursement of such obligation, if the proceeds of such obligation shall be or have been used to acquire or to rehabilitate and improve facilities or equipment or to develop or establish new railroad facilities.

     All guarantees entered into by the Secretary under Section 511 of the Act constitute general obligations of the United States backed by the full faith and credit of the United States.  The

Secretary, by delegation of authority dated May 20, 1976,

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49 C.F.R. 1.49(U), has duly delegated the Secretary's authority under Title V of the Act, with the exception of those powers contained in section 506(c), to the Administrator.

     B.  The Department of Transportation and Related Agencies

Appropriations Act, 1994, Pub. L. No. 103-122 (Oct. 27, 1993), has

authorized the Administrator to guarantee a new loan to the

Applicant under section 511 of the Act for up to $5,000,000, and

Applicant has submitted an application, attached hereto as

Exhibit A ("Application"), requesting a guarantee by the United

States of principal, interest, and other payments which may become due under a future advance promissory note ("Note"), the form of which is attached hereto and made a part hereof as Exhibit B,

issued by the Applicant to the Federal Financing Bank (an

instrumentality of the United States) and its successors and assigns ("Holder"), of even date herewith.  The proceeds of the

Note will be used to purchase three railroad locomotives, described as either GE Model C44 DASH 9 (4400 Horsepower) or EMD Model SD 70

(4000 Horsepower) ("Locomotives").  In order to receive such guarantee as contained in a guarantee agreement and a financing commitment each among the Administrator, Applicant and the Holder,

of even date herewith and attached hereto and made a part hereof as

Exhibits C (hereinafter collectively referred to as "Guarantee

Documents"), the Applicant is willing to secure its obligations to the Administrator under this Agreement by providing a purchase money first lien on the Locomotives and a mortgage on certain property all as set forth in a security agreement of even date

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herewith among DO, Applicant, and the Administrator, a copy of which is attached hereto and made a part hereof as Exhibit D,

("Security Agreement").

     C.  As a condition to entering into this Agreement and the

Guarantee Documents, the Administrator requires that DO

unconditionally guarantee the performance of all of the obligations of the Applicant to the Administrator, which exist as of the date hereof or may arise hereafter pursuant to the terms and provisions of this Agreement, the Note, and the Guarantee Documents and the DO

is willing to provide such a guarantee in the Security Agreement.

     D.  The Administrator, having found that the statutory

prerequisites have been satisfied by Applicant and DO is willing to execute the Guarantee Documents; the Holder is willing to purchase from Applicant the obligation under such guarantee; and the

Applicant is willing to sell to Holder the Note and to use the proceeds for the purposes intended.

          NOW, THEREFORE, in consideration of the premises and the

mutual undertakings hereinafter set forth, the parties hereto agree as follows:


                                  ARTICLE I

                                    TERM

     Section 1.01.  Term.  Except as otherwise provided herein,

this Agreement shall be coterminous with the Note.

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                                   ARTICLE II
                         DETERMINATIONS AND FINDINGS

     Section 2.01.  The Note.  The Applicant will issue the Note in the amount of up to Five Million Dollars ($5,000,000.00) to the

Holder.

     Section 2.02.  Guarantee Documents.  The Administrator will guarantee to Holder that it will make payment in cash of the principal balance of, and any interest, late charges and other sums payable on, the Note in accordance with the provisions of the

Guarantee Documents.  This guarantee is conclusive evidence that the Note is in compliance with the provisions of the Act and that the Note has been approved and is legal as to principal, interest,

and other terms.  This guarantee is valid and enforceable in the hands of the Holder and shall constitute a general obligation of the United States backed by the full faith and credit of the United

States.

                                 ARTICLE III
                               PREMIUM CHARGE

     Section 3.01.  Premium Charge.  Applicant agrees to pay the

United States for its guarantee a premium, charged at an annual rate of two-tenths of one percent (2/10 of 1%) on the unpaid principal balance of the Note at the time payment is due.  The initial payment is made herewith, the receipt whereof is hereby acknowledged, and Applicant agrees to pay such premium hereafter on each anniversary date of this Agreement until the Note has been repaid in full.

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                                 ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF APPLICANT AND GUARANTOR

Applicant and DO hereby represent and warrant as follows:

     Section 4.01.  Corporate Organization and Good Standing.

     (a)  Applicant and DO have been duly organized and are validly existing and in good standing under the laws of the State of New

Jersey and New York, respectively.

     (b)  Applicant and DO are qualified to do business and are in good standing in each State where the nature of their business or the character of their properties requires such qualification and standing.  There are no other jurisdictions where Applicant or DO should be qualified or licensed.

     (c)  Applicant and DO have full power and authority to own,

lease, hold, and operate their properties, and to conduct their business in conformity with all applicable Federal, state and local laws, statutes, and regulations.  No further authorization from any governmental agency is required to permit Applicant or DO to operate their businesses.

                   Section 4.02.  Validity of Agreements.

     (a)  The execution, delivery and performance of this

Agreement, the Note, the Guarantee Documents, Security Agreement,

and all other documents related to this transaction (hereafter collectively referred to as the "Indebtedness") -

          (i) are within the corporate authority of Applicant and

DO and have been authorized by all necessary and proper corporate proceedings;

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          (ii) do not and will not conflict with, violate,

constitute a default (or with the passage of time or with the giving of notice or both, become a default) under, or result in the creation or acceleration of a lien, charge, or encumbrance under the certificate of incorporation or the bylaws of Applicant or DO,

or under any agreement binding upon Applicant or DO, or to which they or their property are subject, or contravene any law,

regulation, rule, order, writ, decree, judgment or other

determination of a governmental agency, provided that Applicant and

DO will procure consent to the transaction embodied in this

Agreement from the Manufacturers and Traders Trust Company and that the procurement of such a consent shall be a condition precedent under section 8.07 herein:

          (iii) do not and will not improperly or illegally impair

or infringe upon the rights of stockholders (including pre-emptive rights, if any) and creditors of Applicant or DO; and

          (iv) when and as executed and delivered in accordance

with their terms and conditions, will constitute valid and binding obligations of Applicant and DO enforceable against Applicant and

DO in accordance therewith.

     (b)  The Note has been or will be issued in conformity with all applicable state and Federal laws and regulations.

     Section 4.03.  No Bankruptcy of Officers and Directors;

No Felony Conviction or Securities Law Violation.

     For the period commencing ten (10) years prior to the date

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hereof and ending on the date hereof -

     (a)  None of the officers or directors of Applicant or DO has been involved as an officer, director, or stockholder (owning in excess of ten percent of the issued and outstanding shares of any class of such corporation's stock), in a bankruptcy or similar type proceeding.

     (b)  no officer, director, department head or stockholder of

Applicant (owning in excess of ten percent of the issued and outstanding shares of any class of Applicant's or DO's stock) or DO has been convicted of any felony or violation of securities laws.

     Section 4.04.  Books of Account, Capital Structure, and

Financial Statements.

     (a)  Since their inception, Applicant and DO have kept and maintained their books of account in accordance with generally accepted accounting principles and practices consistently applied,

or with the Uniform Systems of Accounts of the Interstate Commerce

Commission.

     (b)  All of the financial statements, submitted to the

Administrator as part of the Application, are correct and complete and have been prepared in strict consistency with the books of account of Applicant and DO.  The most recent balance sheets contained in the Application fairly present the financial condition of Applicant and DO, and the income statements fairly present the results of operations of Applicant and DO for the respective periods indicated.

     (c)  A statement of the capital structure of Applicant and DO

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indicating their authorized and issued debt and equity securities as of the date hereof is as set forth on Schedule 4.04(c), attached hereto.  Such schedule also indicates (i) which securities, if any,

have pre-emptive rights, (ii) whether there are any outstanding subscriptions or options to purchase securities and the book values of each share of capital stock as of the most recent balance sheet in the Application, (iii) all commitments, loan agreements or arrangements for the issuance of debt by Applicant and DO, and (iv)

any commitment to convert debt into shares of common stock.

     (d)  All of the shares of the stock of Applicant and DO

presently outstanding have been duly authorized, validly issued in conformity with all applicable state and Federal laws, and

regulations and are fully paid and non-assessable.

     Section 4.05.  No Changes Since Most Recent Balance Sheet.

There has been no change, which has had or may have a substantial adverse effect on the operations or condition (financial, business,

labor or otherwise) of Applicant or DO, in the capital structure or the condition (financial, business, labor or otherwise) of

Applicant or DO, since the date of the most recent balance sheets in the Application.

     Section 4.06.  Distributions.  Applicant and DO have not made any distributions to their stockholders as dividends or other payments of profit, surplus or reserves, or of capital, since the date of the most recent balance sheet in the Application, nor are any presently due or payable, nor have any been declared or

provided for by Applicant or DO, nor are Applicant or DO obligated

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in any manner to make such distributions or other payments.

     Section 4.07.  Material Contracts, Judgments, Decrees,

Obligations or Liabilities.  Neither Applicant nor DO is a party to, or is subject to, any contract, agreement, debt, mortgage,

indenture instrument, lease, judgment, decree, obligation or liability, contingent or otherwise (other than transactions in the ordinary course of business which do not, individually or in the aggregate, materially adversely affect the condition or operations of Applicant or DO) which has a material adverse effect on the condition (financial, business, labor, or otherwise) or operations of Applicant or DO.

     Section 4.08.  Litigation.  There is no legal or

administrative litigation, investigation or other action of any nature pending, or to the knowledge of the Applicant or DO

threatened against, or directly involving, Applicant or DO which involves the possibility of a judgment or liability not fully covered by insurance and exceeding $100,000 and which may

materially and adversely affect any of the assets of Applicant or

DO or their right to carry on their businesses as now conducted,

except as noted in Schedule 4.08 hereof, and Applicant and DO have not been cited, enjoined, or any way restricted by any local,

state, or Federal court or agency in the conduct of their

businesses.

     Section 4.09.  Employee Protection.  Applicant and DO have complied and shall continue to comply with the conditions of employee protection set forth in section 516 of the Act, and all

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rules and regulations promulgated thereunder.

     Section 4.10.  Buy America and Cargo Preference.

     (a) Buy American.  Each third party contract utilizing FRA assistance must conform with the Buy American Act (41 U.S.C.

10a-d), if applicable.

     (b) Cargo Preference.  Applicant will require all contracts and purchase orders issued by Applicant subsequent to the effective date of this Agreement, for equipment, materials or commodities that are to be obtained with funds provided hereunder, to:

     (i)  Utilize privately-owned United States flag commercial vessels, to the extent such United States flag commercial vessels are available at fair and reasonable rates, to ship at least 50 percent of the gross tonnage (computed separately for dry bulk carriers, dry cargo liners and tankers) of any equipment, materials or commodities which are both:

      (1)  procured, contracted for or otherwise obtained with

     funds granted, guaranteed, loaned or advanced by the

     Administrator under this Agreement, and (2)  transported by ocean vessel;

     (ii) Furnish within twenty (20) working days following the date of loading for shipments originating within the United States,

or within thirty (30) working days following the date of loading for shipments originating outside the United States, a legible copy of a rated, "on-board" commercial ocean bill-of-lading in English of each shipment or cargo described in Paragraph (a) above to both the Administrator and to the Division of National Cargo, Office of

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Market Development, Maritime Administration, Washington D.C. 20590;

     (iii) Insert the substance of the provisions of Paragraphs (i)

and (ii) above along with the following language--

     "Upon any breach Applicant contractor, vendor, subcontractor or subvendor of the provisions of Paragraphs (i) or (ii) above

     Applicant shall be entitled to receive three times the

     applicable freight charge with respect to which such breach occurs as liquidated damages.  Recovery of this amount, for the benefit of the United States, has been imposed upon

     Applicant as an alternative to other remedies under its

     contract with the Federal government caused by such breach.

     All subcontracts issued pursuant to this agreement must

     contain the substance of the provisions of this Paragraph and

     Paragraphs (i) and (ii) hereof."

in all contracts executed and purchase orders issued pursuant to this Agreement; and

     (iv) Enforce diligently the liquidated damages provision

contained in Paragraph (iii).

     Section 4.11.  Lobbying. (a)  The Interim Final Guidance

issued by the Office of Management and Budget, as it may be amended from time to time, and any regulations hereafter issued in lieu of or in addition to the Interim Final Guidance, implementing Section

319 of Public Law 101-121 (hereafter "Lobbying Regulations") are incorporated herein by reference.

     (b)  Applicant shall insure that no appropriated funds are expended by Applicant or any borrower, grantee, contractor or

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recipient of Applicant to pay any person for influencing or attempting to influence an officer or employee of any agency,

Member of Congress, or officer or employee of a Member of Congress or of Congress in connection with the awarding of any Federal contract, grant, loan, cooperative agreement or extension,

continuation, renewal, amendment, or modification thereof.

     (c) Applicant shall comply with all the provisions of the

Lobbying Regulations.

     Section 4.12.  Nondiscrimination.  Applicant and DO have

complied and shall continue to comply with:

     (a)  The provisions of 49 U.S.C. 306 and all rules and

regulations promulgated thereunder, including 49 C.F.R part 265 which is incorporated herein by reference; and

     (b)(i)  Title VI of the Civil Right Act of 1964, 42 U.S.C.

sections 2000d, et seq. ("Civil Rights Act"), (ii) all requirements imposed by or pursuant to 49 C.F.R. Part 21 (nondiscrimination in

Federally-Assisted Programs of the Department of Transportation;

(iii) any regulations which may be issued by the Administrator in compliance with Department of Transportation Order No. 1000.12; and

(iv) other pertinent directives, (including the Department of

Transportation standard assurances required under 49 C.F.R. 21.7)

to the end that, no person in the United States shall, on the grounds of race, color, sex, or national origin, be excluded from participation in, be denied the benefits of, or be otherwise subjected to discrimination under any program or activity for which

Applicant or DO receives assistance under this Agreement, and

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Applicant and DO hereby give assurance that they will promptly take any measure necessary to effectuate this warranty; and

     (c)  Pursuant to the provision of 49 C.F.R. Part 23, the

following statement is hereby made a part of this Agreement:  if as a condition of assistance the recipient has submitted and the

Department has approved a minority business enterprise affirmative action program which the recipient agrees to carry out, this program is incorporated into this financial assistance agreement by reference.  This program shall be treated as a legal obligation and failure to carry out its terms shall be treated as a violation of this financial assistance agreement.  Upon notification to the recipient of its failure to carry out the approved program the

Department shall impose such sanctions as noted in 49 CAR Part 24,

Subpart E, which sanctions may include termination of the agreement or other measures that may affect the ability of the recipient to obtain future DOT financial assistance.

     Policy.  It is the policy of the Department of Transportation that minority business enterprises as defined in 49 C.F.R. Part 23 shall have the maximum opportunity to participate in the

performance of contracts financed in whole or in part with Federal funds under this Agreement.  Consequently the MBE requirements of

49 C.F.R. Part 23 apply to this Agreement.

     MBE Policy. Applicant or its contractor agrees to ensure that minority business enterprises as defined in 49 C.F.R. Part 23 have the maximum opportunity to participate in the performance of contracts and subcontracts financed in whole or in part with

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Federal funds provided under this Agreement.  In this regard all recipients or contractors shall take all necessary and reasonable steps in accordance with 49 C.F.R. Part 23 to ensure that minority business enterprises have the maximum opportunity to compete for and perform contracts.  Recipients and their contractors shall not discriminate on the basis of race, color, national origin, or sex in the award and performance of DOT-assisted contracts.

     (d)  To the extent required by law, including Department of

Transportation regulations at 49 C.F.R. Part 27 and the standard assurances thereunder, both of which are incorporated herein by reference, no otherwise qualified handicapped individual in the

United States, as defined in 29 U.S.C. 706(6), will, solely by reason of his or her handicap, be excluded from participation in,

be denied the benefits of, or be subject to discrimination under any program or activity receiving benefits under this Agreement.

     Section 4.13.  Defaults Under Existing Agreements.  Neither

Applicant nor DO is (a) in default under any written indenture,

contract, mortgage, franchise, lease, agreement, permit, or any other instrument, nor overdue in the payment of vouchers for materials and supplies, (b) in violation of its certificate of incorporation or bylaws, or any applicable law, (c) in default with respect to any judgment, order, writ, injunction or decree of any court, or (d) in default under or cited for noncompliance with any order, license, or regulation of any Federal, state, municipal or other governmental agency; which defaults or violations

individually or in the aggregate might have consequences which

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would materially and adversely affect the assets of Applicant or DO or their right to carry on their businesses which they now conduct or presently propose to conduct.

     Section 4.14.  Related Persons.  To the knowledge of the

officers and directors of Applicant and DO, no stockholder (owning in excess of ten (10) percent of the issued and outstanding shares of any class of Applicant's or DO's stock), director, or officer of

Applicant or DO and no relative by blood or marriage, of any of them is retained or employed, directly or indirectly, by or is a stockholder (owning in excess of ten (10) percent of the issued and outstanding shares of any class of stock) of any supplier, service organization, customer other than by bill of lading, contractor or any entity with which Applicant or DO does business, or is

financially involved with Applicant or DO in any manner, except as provided in Schedule 4.14.

     Section 4.15.  Tax Returns.  All Federal, state, and other tax returns and reports of Applicant and DO required by law or

regulation to be filed have been duly filed; and all Federal,

state, and other taxes, assessments, fees, and other governmental charges (other than those presently payable without penalty)

imposed upon Applicant or DO with respect to any of their

properties, assets or income which are due and payable have been duly paid.

     Section 4.16.  Completeness of Information.  Applicant has

submitted all written information requested of it in the

Application.

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     Section 4.17.  Completeness of Representations and Warranties.

The sections comprising Article IV hereof, the exhibits and

schedules attached hereto, and any material incorporated herein by reference are true, accurate, and complete and do not contain any untrue statements of fact or omit to state any fact necessary to make the statements herein contained not misleading.  There is no fact which materially adversely affects or in the future may, so far as Applicant or DO now foresee, materially adversely affect the business, prospects, or condition (financial, business, labor or otherwise) of Applicant or DO or of their properties or assets,

which has not been set forth herein, other than changes in the ordinary course of business which, in the aggregate, do not

materially adversely affect Applicant or DO.

     Section 4.18.  Purpose.  The proceeds of the Note will be used solely to purchase the Locomotives.

     Section 4.19.  Prospective Representations and Warranties.  To

the extent sections 4.02, 4.09, 4.10, and 4.16 hereof govern prospective action, in addition to present intent, the

representations and warranties shall not be considered a

representation or warranty for the purpose of events of default under section 9.01(a)(ii) hereof but shall be considered a covenant or condition for the purpose of events of default under section

9.01(a)(i) hereof.

                                  ARTICLE V
                     AFFIRMATIVE COVENANTS OF APPLICANT

     Section 5.01.  Further Documentation.  In furtherance of the transactions herein contemplated, Applicant and DO will execute and cause to be delivered to the Administrator such other certificates,

documents, statements, agreements, or opinions as may be reasonably requested by the Administrator.

     Section 5.02.  Pay Obligations.  Applicant will duly and

punctually pay the principal balance of, and any interest, Late charges (as defined in the Note), or other amounts due on the Note in accordance with the provisions thereof.

     Section 5.03.  Pay Taxes and Other Claims.  Applicant or DO,

as the case may be, will pay and discharge all taxes, assessments,

fees and other governmental charges lawfully levied or imposed upon its income or profits, or upon its property, before the date on which penalties attach thereto, pay when due all lawful claims for labor, materials, supplies, and rents, and pay all other debts and liabilities which, if unpaid, would by law be a lien or charge of material consequence upon the property of Applicant or DO or lead to the suspension of a material segment of its business;  provided,

however, that nothing herein shall require Applicant or DO to make any such payment so long as (a) Applicant or DO in good faith and by appropriate proceedings diligently contests its obligation to do so, (b) such reserve as shall be required by generally accepted accounting principles shall have been made therefore, (c) notice thereof is promptly given to the Administrator, and (d) failure to

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
pay when due would not result in the forfeiture or loss of any property of Applicant or DO.

     Section 5.04.  Maintenance of Insurance.  Applicant will carry insurance on the Locomotives which is adequate and usual within the industry, designating the Administrator as the loss payee, as long as this Agreement remains in effect.  Applicant and DO will

maintain levels of insurance on their other assets, which are consistent with customary industry practice for their respective class of railroad, and will promptly notify the Administrator of any material change in insurance coverage.

     Section 5.05.  Financial Records, Auditor's Retainer.

     (a)  Applicant and DO will, at their own cost and expense,

keep full, complete and current books and records of

their business and financial affairs.

     (b)  Both Applicant and DO will appoint an independent

certified public accounting firm to audit their books annually and provide for, among other things, the preparation of the annual reports and certificates to be furnished the Administrator in accordance with this Agreement.  Such independent public accounting firm will make such checks, investigations and studies which would enable it to give an unqualified opinion (but the opinion rendered need not be unqualified) with respect to financial statements in accordance with generally accepted accounting principles applied on a consistent basis.  Applicant and DO will direct such independent accounting firm to furnish such additional information as may be reasonably required by the Administrator under this Agreement.

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
     Section 5.06.  Year-end Financial Statements.  Applicant and

DO will deliver to the Administrator as soon as practicable but in any event within one hundred twenty (120) days after the end of each calendar year -

     (a)  a consolidated and consolidating profit and loss

statement, balance sheet, and statement of changes in financial position for, and as of, the end of such calendar year prepared and certified by Applicant's and DO's independent accounting firm, and containing reasonable detail regarding the results of operations and financial condition of Applicant and DO, including carloadings and per diem earnings from car leases;

     (b)  a certificate of said independent accounting firm and certificates of the chief executive officers and chief financial officers of Applicant and DO that, to the best of their knowledge and belief, no default exists under the Indebtedness or any other document or instrument pursuant to which any indebtedness is outstanding, and that all of the terms of the Indebtedness have been duly performed; or if, to the knowledge of any of them, the terms of the Indebtedness or any other document or instrument pursuant to which any indebtedness is outstanding have not been fully performed, said certificates shall specify the nature of the default and the steps being taken by Applicant or DO, as the case may be, to correct such default.

     Section 5.07.  Periodic Financial Statements.  Applicant and

DO will submit to the Administrator within sixty (60) days after the close of business on the last day of each quarter -

                                     117
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     (a) quarterly consolidated profit and loss statements, balance sheets, and quarterly capital expenditure statements, each compared against the respective budgets established under section 5.12 hereof which fairly present the results of operations and financial condition of Applicant and DO respectively including carloadings and per diem earnings from car leases; and

     (b) certificates executed by the chief executive officer and chief financial officers of Applicant and DO certifying that, to the best of their knowledge and belief, the respective statements present fairly the results of the operations and financial

condition of Applicant and DO for and as at the end of the period covered, and there are no defaults under the Indebtedness, or any written document or instrument pursuant to which indebtedness is outstanding, or, if a default exists, specifying the nature of the default and the steps being taken by Applicant or DO to correct such default.

     Section 5.08.  Compliance with Applicable Laws.  Applicant and

DO will own, lease, hold and operate their properties and conduct their businesses in conformity with all Federal, state, and local laws, statutes, ordinances, regulations and orders of governmental authorities and all requirements of such foreign jurisdictions as may be applicable and will promptly comply with any such laws,

statutes, ordinances, regulations and orders; provided, however,

that nothing herein shall require Applicant and DO to comply so long as (a) they in good faith and by appropriate proceeding diligently contest their obligation to do so, (b) such reserve as

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
shall be required by generally accepted accounting principles shall have been made therefor, (c) notice thereof is promptly given to the Administrator, and (d) failure to comply would not result in the forfeiture or loss of any property of Applicant or DO.

Applicant and DO shall promptly file all reports which are required to be filed with all governmental agencies and shall promptly furnish copies of all reports which have a material and adverse effect on their operations or financial condition, and any others specifically requested by the Administrator, with all attached documents, to the Administrator.

     Section 5.09.  Legal Process.  Applicant and DO shall provide reasonable notice to the Administrator, within ten (10) days after receipt, of legal process relating to an uninsured claim or alleged claim against Applicant that, if upheld, would have a severe adverse effect upon Applicant or DO and is not covered by insurance

(except for such claims or alleged claims falling within any applicable deductible or self-insurance).

     Section 5.10.  Maintenance of Locomotives.

Applicant and DO, at their own cost and expense, will at all times maintain and service the Locomotives and comply with a preventive maintenance program consistent with the manufacturer's

recommendations which will include testing, repair and overhaul of the Locomotives so that the Locomotives shall remain (i) in as good operating condition as when delivered (ordinary wear and tear from proper use excepted) and (ii) in compliance with all applicable laws and regulations in effect from time to time.

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
     Section 5.11.  Budgets.  Applicant and DO will, reasonably in advance of the commencement of each calendar year, prepare and submit to their Board of Directors and obtain the approval of their

Boards with respect thereto, capital and operating expenses budgets

(reporting separately maintenance of way, maintenance of equipment,

transportation and other expenses), calendarized profit and loss projections, a projected source and use of funds statement and a projected year-end balance sheet, all itemized in reasonable detail, for the ensuing calendar year.  A copy of such documents as is required to be approved by the Boards or their designees shall be provided to the Administrator within ten (10) days after such

Board or designee approval and shall include a narrative statement reconciling the information furnished thereunder with Applicant's or DO's obligations under this Agreement.

     Section 5.12.  Audit and Inspection Rights.

     (a)  The Applicant and DO will give representatives of the

Administrator and the Comptroller General of the United States free access, at reasonable times during normal business hours and upon reasonable advance notice, to examine and inspect all books,

accounts, records, reports, files, inventories, equipment,

facilities, and other papers or things properly relating to the documents.  Nothing contained herein is intended to extend the holding period of such books, accounts, records, reports, and files beyond three (3) years from the date such books, accounts, records,

reports and files were prepared, unless a longer period is required by contract or by some other governmental agency.

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

     (b)  Such representatives shall be afforded full cooperation for verifying the Applicant's or DO's compliance with this

Agreement or in making any inspections hereunder.

     (c)  Nothing herein shall limit the authority granted to the

Comptroller General of the United States by section 514 of the Act.

     (d)  Such representatives shall be afforded full facilities for verifying transactions with the balances or securities held by depositories, fiscal agents, and custodians relating in any way to the Indebtedness.  All such property of such persons or entities will, to the extent practicable, remain in the possession and custody of such persons or entities.  Such representatives shall have the right to discuss with the officers of the Applicant and DO affairs of such persons or entities.

     (e)  At the Administrator's election, the Applicant and DO will make any such inspections and provide any such reports as are necessary to verify compliance with the provisions of this

Agreement.

     Section 5.13.  Information between Applicant and Holder.

Applicant will provide the Administrator with a conforming copy of each and every substantive document or thing passing between it and the Holder and in any way relating to the Indebtedness,

contemporaneously with the provision of such document or thing to the Holder.

     Section 5.14.  Information on Applicant's and DO's

Performance.  Applicant and DO will furnish promptly on request of the Administrator such information as may be reasonably necessary

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
to determine whether (a) Applicant and DO are fulfilling their warranties, covenants and agreements contained in the Indebtedness,

and (b) an Event of Default has occurred hereunder or under any of the Indebtedness.

     Section 5.15.  Guarantee of New Subsidiaries.  Applicant and

DO shall notify the Administrator of the formation of any new subsidiary corporation and shall, at the request of the

Administrator, require any such subsidiary corporation to

unconditionally guarantee the performance of all of the obligations of Applicant under the Indebtedness.

                                 ARTICLE VI

So long as this Agreement remains in effect, without the prior written consent of the Administrator:

     A.  NEGATIVE COVENANTS OF APPLICANT AND DO.

     Section 6.01  Guarantees, Indebtedness.  Applicant and DO will not -

     (a) guarantee any contract other than a contract of a wholly-

owned subsidiary, or

     (b) incur, create, assume, or guarantee or in any manner

become or be liable in respect of any indebtedness for borrowed money except:

          (i) such indebtedness between Applicant or DO and a

wholly-owned subsidiary;

          (ii) the unmatured balance from time to time remaining

unpaid on any indebtedness of Applicant or DO reflected in the most

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
recent balance sheets of Applicant and DO as set forth in the

Application;

          (iii) any indebtedness incurred to simultaneously pay or

prepay in full the Note; and

          (iv) any indebtedness incurred in the ordinary course of

Applicant's or DO's businesses.

     (c) incur, create, assume, or guarantee or in any manner

become or be liable in respect of any indebtedness not in the ordinary course of Applicant's or DO's businesses except as may otherwise be specifically provided in this Agreement.

     Section 6.02.  Merger, Acquisition or Sale of Assets.

Applicant and DO will not consolidate or merge with, or purchase all or a substantial part of the assets of, any corporation, firm,

association or enterprise.  Applicant and DO will not sell, lease or otherwise transfer a substantial part of their assets other than a sale, lease or transfer in the normal course of its present business.  Applicant and DO will not voluntarily participate in any sale, exchange, or other scheme to deliver a controlling interest in any class of voting stock of Applicant or DO to any individual or entity.

     Section 6.03.  Purchase or Redemption of Securities of

Applicant and DO.  Applicant and DO will not purchase, redeem or otherwise acquire or retire for value any shares of their stock or other securities other than payments to be made pursuant to the provisions of the Note or other obligations as they become due.

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
     Section 6.04.  Certificate of Incorporation, Bylaws,

Subsidiaries, Lines of Business.  Applicant and DO will not

organize, or permit to be organized, any subsidiary corporation which is not one-hundred percent (100%) owned directly or

indirectly by Applicant or DO.  Applicant and DO will not amend their certificates of incorporation or by-laws to engage in lines of business other than those in which they are engaged at the date hereof and in lines of business directly related thereto.

     Section 6.05.  Purchase of Investment Securities, Lending or

Advancing Funds.  Applicant and DO will not purchase securities other than certificates of deposit, commercial paper rated at the highest Moody's rating and maturing within twenty (20) days, or full faith and credit obligations of the United States, its

agencies or instrumentalities.  Applicant and DO will not lend or advance any funds to any person, corporation, firm or other entity other than loans or advances to wholly owned subsidiaries, and reasonable advances to employees.

     Section 6.06.  Dividends, Deployment of Assets.  (a) Applicant

and DO will not make any dividend payments if such payments exceed:

     (1) when compared to the net income of Applicant for any

     fiscal year, the ratio of aggregate dividends paid by

     Applicant during the 5 fiscal years prior the date of this

     Agreement to the aggregate net income of Applicant or DO, as the case may be, for such period; or

     (2) fifty per centum (50%) of the total addition to retained income of Applicant, or DO as the case may be, computed on a

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
     cumulative basis and giving cognizance to dividends paid,

     during the period commencing with the fiscal year prior to the date of this Agreement.

     (b)  Applicant and Do will not, except as provided in

subsections (a) and (b) above, use or retain any funds or assets from nonrailroad operations in operations other than railroad operations, except to the extent of normal and customary cash requirements of such nonrailroad operations or use any funds or assets from railroad operations for nonrailroad purposes

     Section 6.07.  Financial Tests.  DO and Manufacturers and

Traders Trust Company are parties to an Amended and Restated Credit

Agreement dated May 17, 1994 ("M&T Loan").  Applicant is a

guarantor of DO's obligations under the M&T Loan.  Sections 7.11,

7.12, 7.13, 7.14, 7.15, and 7.16 of the M&T Loan, as they may be amended from time to time, require DO to meet certain financial tests.  Attached hereto as Exhibit E is a copy of the entire M & T

Loan Agreement, as it exists as of the date hereof.  Should the

M & T Loan terminate at any time while this Agreement remains in effect, the financial tests in effect at the time of the

termination of the M & T Loan shall remain in effect hereunder unless otherwise agreed to by the Administrator.


                                 ARTICLE VII
                              SECURITY INTEREST

     Section 7.01.  Grant of Security Interest.  Applicant and DO

will grant to the United States the security interests set forth in

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
the Security Agreement as security for any expenses incurred, and amounts required to be paid, by the United States under the

Indebtedness.

     Section 7.02.  Priority of Security Interest.  The liens and security interests provided for under the Security Agreement shall be first in time and right to all other liens and security

interests, except as specifically provided therein.

     Section 7.03.  Evidence of Perfection of Liens, Releases.

     (a)  Applicant and DO shall deliver or cause to be delivered to the Administrator evidence satisfactory to the Administrator that valid liens and security interests as required under this

Article have been perfected, including all required subordinations by the Manufacturers and Traders Trust Company.

     (b)  All costs of subordinations and preparation, filing,

perfection and release of the security interests conveyed hereunder shall be borne by Applicant and DO.

                                ARTICLE VIII
                   CONDITIONS PRECEDENT TO THIS AGREEMENT

     The undertakings of the Administrator herein shall be subject to the following conditions which must be satisfied on or before execution of this Agreement.

     Section 8.01.  Corporate Standing and Other Corporate

Documents.  Applicant and DO shall have delivered to the

Administrator -

     (a) A copy of the certificate of incorporation of Applicant and DO and of each amendment thereto certified by the appropriate official or department of the jurisdiction of incorporation;

     (b)  A copy of the bylaws of Applicant and DO and all

amendments thereto, certified by the secretary of Applicant and DO;

     (c)  An exact copy of the Note as executed by and between

Applicant and Holder which Note shall be the final agreement of the parties thereto and shall be in the form attached hereto as

Exhibit "B".

     Section 8.02.  Performance of Applicant's and DO's Agreements.

     (a)  Applicant and DO shall have performed all undertakings contained herein including the provision of all schedules and other information, where such performance or provision was required at or prior to the date hereof.

     (b)  Applicant and DO shall not have incurred any material liabilities, direct or contingent, other than in the ordinary course of business, since the date or dates of the most recent financial statements set forth in the Application except as set forth in the schedules previously attached hereto;

     (c)  The Administrator shall have received a certificate of

Applicant's and DO's chief executive officers or their authorized representative dated as of the date hereof to the foregoing effect.

     Section 8.03.  No Events of Default.  There shall

exist at the date hereof no condition or event which

constitute, or which after notice or lapse of time or both would constitute, an Event of Default as defined in any of the

Indebtedness, and the Administrator shall have received a certificate of the Applicant's and DO's chief executive officer or his authorized representative, as of the date hereof, to the foregoing effect.

     Section 8.04.  Opinion of Applicant's and DO's Independent

Auditors.  The Administrator shall have received from Applicant's and DO's presently retained independent Certified Public Accounting firm a certificate or letter as of the date hereof, stating in effect that on the basis of procedures and inquiries to be outlined in such letter (which need not constitute an examination in

accordance with generally accepted auditing standards), nothing came to its attention that caused it to believe that (a) at a date not more than ten (10) days prior to the date hereof there was any change in the capital stock or long term debt of Applicant or DO and subsidiaries consolidated, if any, or any decreases in

consolidated net current assets or net assets as compared with amounts shown in the most recent balance sheet of Applicant or DO as set forth in the Application or (b) for the period from the most recent financial statements set forth in the Application to such date not more than ten (10) days prior to the date hereof, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net revenues or in the total or per share amounts of income before extraordinary items or of net income.

     Section 8.05.  Environmental Assessment.  The Administrator

shall have conducted an assessment as to whether the transaction significantly affects the quality of the human environment, and

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
such conclusion of the environmental assessment shall be

satisfactory to the Administrator in all respects.

     Section 8.06.  Completion of Proceedings and Documents by

Applicant, DO and Holder.  All proceedings, conditions and

agreements to be taken, satisfied and performed in connection with the transactions contemplated by this Agreement and to be

consummated as of, prior to, or after, the date hereof and all documents and things incident thereto (including, but not limited to, perfection of liens, mortgages, security interests,

subordination by the Manufacturers and Traders Trust Company and

execution of the Guarantee Documents), shall be satisfactory in form and substance in all respects to the Administrator and the

Holder, and the Administrator and the Holder shall have received executed original counterparts, or certified copies of all

documents and things reasonably requested in connection with said transactions and of all corporate proceedings in connection

therewith, in form and substance satisfactory in all respects to the Administrator and the Holder.

     Section 8.07. Commitment to Guarantee.  If any condition

precedent, including the delivery of any document, consent,

certification, report, or other material to be provided by

Applicant, DO, the Administrator, or the Holder pursuant to any provision of the Indebtedness, remains outstanding or unsatisfied as of close of business September 30, 1994, all obligations of this transaction, including the purchase of the Note shall be suspended

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
until such time as all such condition precedent are satisfied,

but in no event shall this Agreement continue beyond December 31,

1994, if any such condition precedent remains unsatisfied.


                                 ARTICLE IX
                       EVENTS OF DEFAULT AND REMEDIES

Section 9.01.  Events of Default.  The following shall be Events of

Default:

     (a)  Any of the following defaults, but only upon the

Administrator's notification to Holder, DO and Applicant in writing that such defaults are to be treated as Events of Default: (i)  A breach in the due observance or performance of any covenant or condition contained in Sections 4.17, 5.01, 5.06, 5.07, 5.11 and

5.14 herein and such breach shall continue for a period of thirty

(30) days.

          (ii)  Any representation or warranty herein made by

     Applicant or DO or incorporated herein by reference proving to be untrue or incomplete in any material respect, or any

     statement, certificate or information furnished by Applicant or DO hereunder proving to be untrue or incomplete in a

     material respect, either as of the date hereof or as of the date on which the things therein set forth were stated or

     certified.

          (iii)  Applicant or DO becoming party to any litigation

     the outcome of which would, in the reasonable judgment of the

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
     Administrator, severely jeopardize the continued operation or the financial condition of the Applicant or DO.

     (b)  Applicant's failure to meet its obligation under the Note to pay principal and interest, Late Charges and other sums payable in accordance with the terms of the Note, which shall continue for a period of thirty (30) days.

     (c)  Applicant's or DO's -

          (i)  discontinuing or abandoning its entire business (or

     any significant part thereof) which would impair its ability to carry on its business as it now conducts or presently

     proposes to conduct it;

          (ii) making a general assignment for the benefit of

     creditors;

          (iii) applying for or consenting to the appointment of a

     receiver, a trustee or liquidator of Applicant or DO of all or a substantial part of its assets;

          (iv) filing a voluntary petition in bankruptcy or filing

     a petition or answer seeking reorganization or an arrangement with creditors who are seeking to take advantage of any other law (whether Federal or state) relating to relief of debtors,

     or admit (by answer, by default or otherwise), the material allegations of a petition filed against it in any bankruptcy,

     reorganization, arrangement, insolvency or other proceeding

     (whether Federal or state) relating to relief of debtors;

          (v) suffering or permitting to continue unstayed and in

     effect for fifteen (15) days any judgment, decree or order of a court of competent jurisdiction, which approves a petition seeking reorganization of Applicant or DO, or appoints a

     receiver, trustee or liquidator of Applicant or DO of all or a substantial part of its assets; or

          (vi) taking or omitting to take any action which causes

     any of the foregoing.

     (d)  Except as set forth in Section 9.01(a)(i), a breach in the due observance or performance of any covenant or condition contained in any of the Indebtedness or any other written

agreement, document or instrument pursuant to which indebtedness is outstanding, which shall remain outstanding for thirty (30) days.

     Section 9.02.  Remedies.  (a)  Upon the occurrence of an Event of Default pursuant to the provisions of the Indebtedness, the

Administrator may demand from Applicant and/or DO payment in full to the Administrator of the principal balance, unpaid interest on,

Late Charges, and any other payments due under the Note and any other of the Indebtedness.

     (b)  If the Administrator makes payment to Holder pursuant to the Guarantee Documents, the Administrator shall have all of the rights granted to the Administrator by law or by agreement with

Applicant and DO and shall be subrogated to all of the rights which

Holder has against Applicant to the extent of such payment.

     (c)  The Administrator may, in the Administrator's discretion,

recondition, reconstruct, renovate, repair, maintain, operate,

rent, sell, or otherwise dispose of any property or other interest obtained by the Administrator pursuant to the Indebtedness.

     Section 9.03.  Further Remedies.  If an Event of Default shall occur, the Administrator shall obtain all rights and remedies in law and equity to seek damages from or enforce performance by

Applicant or DO.  Nothing contained in this section, however, is intended to mitigate the Administrator's undertakings with respect to Holder.

     Section 9.04.  Settlement.  If the United States shall pay principal and interest, or any other sums in satisfaction of its obligations under the Guarantee Documents and shall take action in the name of the United States or in the name of Holder to protect the interests of the United States, the Administrator may, in the

Administrator's discretion, accept a conveyance of property in full or partial satisfaction of any sums owed to the Administrator.  If the United States receives, through the sale of property, an amount greater than the aggregate of its cost and the amount paid to

Holder hereunder, the United States shall pay any excess to

Applicant or DO, as the case may be.

     Section 9.05.  Cumulative Remedies.  All rights and remedies of the Administrator and Holder, whether specified herein or inherent in law or equity, shall be cumulative.

                                  ARTICLE X
                                MISCELLANEOUS

     Section 10.01.  Indemnification.  Applicant and DO shall

indemnify and hold the United States harmless from and against any claim, demand, cause of action, damage, liability, cost or expense

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
(including reasonable attorneys' fees and court costs) incurred by the United States and arising out of, or in any way resulting from,

the Indebtedness (except if such claim, demand, cause of action,

damage, liability, cost or expense is asserted against the United

States in its governmental capacity), including, but not limited to, the use, operation or condition of any equipment or facilities for which financing is guaranteed hereunder.

     Section 10.02.  Survival of Representations, Warranties and

Indemnification.  All representations and warranties contained in this Agreement by or on behalf of Applicant or DO in connection with the transactions contemplated hereby and the indemnification set forth in Section 10.01 hereof shall survive the execution,

delivery and termination of this Agreement.

     Section 10.03.  Incorporation of Exhibits and Schedules.  All

reference herein to this Agreement shall be deemed to also refer to the Exhibits and Schedules annexed and attached hereto or otherwise referred to herein, and such Exhibits and Schedules shall bind the parties hereto as if the provisions thereof had been set forth in their entirety herein.

     Section 10.04.  Subsidiaries of Applicant or DO.  All

references herein to Applicant or DO shall be deemed to include,

where applicable, any subsidiary of Applicant or DO whether in existence on the date of this Agreement or thereafter created or acquired.  As used herein, the term "subsidiary" shall mean any corporation (other than Applicant or DO) in an unbroken chain of corporations beginning with Applicant or  DO, if each of the

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corporations, other than the last corporation in the unbroken chain, owns voting securities possessing more than 50 percent of the total combined voting power in one of the other corporations in such chain.

     Section 10.05.  Entire Agreement.  This Agreement embodies the entire agreement and understanding between Applicant, DO, Holder and the Administrator and supersedes all prior agreements and understandings relevant to the subject matter hereof.  No

amendments, waivers, or modifications to this Agreement are to be effective unless executed by the parties hereto in

writing specifically referring to this Agreement, and no

amendments, waivers, or modifications to Sections 9.01 and 9.02 hereof shall be effective without Holder's written consent.

     Section 10.06.  Parties Bound, Right to Assign.  All the terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by each of the parties hereto and their legal representatives, successors and assigns, provided that this Agreement may not be transferred or assigned by Applicant or

DO without the prior written consent of the Administrator.

     Section 10.07.  Table of Contents; Headings.  The table of contents and headings of the Articles and Sections of this

Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof or in any manner limit or define the terms of this Agreement.

     Section 10.08.  Notices; Action to be taken.  Notices required or permitted hereunder shall be deemed given if personally

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delivered or mailed by registered or certified mail, return receipt requested and postage pre-paid, to the following addresses of the parties or at such other addresses as either Applicant, DO or the

Administrator shall, from time to time, designate by written notice:


          Applicant:     The New York, Susquehanna and Western
                              Railway Corporation
                         ATTN: President
                         1  Railroad Ave.
                         Cooperstown, NY 50636

          DO:            Delaware Otsego Corporation
                         ATTN: President
                         1  Railroad Ave.
                         Cooperstown, NY 50636

          Holder:        Federal Financing Bank
                         Main Treasury Building Room 3054
                         15th St. & Pennsylvania Ave., N.W.
                         Attn:  Manager
                         Washington, D.C.  20220

          Administrator: Federal Railroad Administration
                         Attn:  Associate Administrator for
                                Railroad Development
                         400 7th Street, S.W.
                         Washington, D.C.  20590

     All notices mailed shall be deemed given as of the date

indicated by the post marks.

     Section 10.09.  Release of Information.  Applicant, DO and

Holder hereby authorize the Administrator to make public any terms of this Agreement, or any other information (financial or

otherwise) concerning or affecting Applicant, DO or Holder, except that such information as may previously have been designated confidential shall be kept confidential to the extent permissible by law.

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
     Section 10.10.  No Waiver by Administrator.  No course of

dealing on the part of the Administrator, nor any failure or delay by the Administrator, with respect to exercising any right, power or privilege of the Administrator under this Agreement shall operate as a waiver thereof and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise of any other right, power or privilege hereunder.

     Section 10.11.  Governing Law.  This Agreement has been

executed and delivered in the District of Columbia and shall be construed in accordance with Federal law, where applicable, and otherwise by the laws of the District of Columbia.  For any

litigation arising hereunder, Applicant and DO agree to the

jurisdiction of the Federal Court of the District of Columbia only with respect to issues of law which arise under District of

Columbia law.

     Section 10.12.  Representatives.  References to the

Administrator or the Comptroller General of the United States

include their subordinates, employees, agents and servants.  The

Administrator acts hereunder in the Administrator's official, not personal, capacity.

     Section 10.13.  Counterparts.  This Agreement may be executed in any number of counterparts.  All such counterparts shall be deemed to be originals and shall constitute but one and the same agreement.

     Section 10.14.  Severability.  If any provision of this

Agreement shall be invalid, illegal, or unenforceable, the

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validity, legality, or enforceability of the remaining provisions shall not be affected or impaired in any way thereby.  A provision held to be unenforceable as applied to any party of circumstance remains applicable to other parties and other circumstances.

     Section 10.15.  Use of "Applicant" and "DO."  Use of

"Applicant" and "DO" in the conjunctive or disjunctive means

Applicant and DO jointly and severally.  Any action by the

Administrator against either Applicant or DO need not include the other.

          IN WITNESS WHEREOF, this Agreement (511) executed on this the 29th day of September, 1994.


ATTEST:                       UNITED STATES OF AMERICA
                              FEDERAL RAILROAD ADMINISTRATION

By:                           By: Jolene M. Molitoris
- ---------------------------   ---------------------------


ATTEST:                       New York, Susquehanna, and Western
                              Railway Corporation
                              (APPLICANT)

By:                           By: Wm B. Blatter
- ---------------------------   ---------------------------


ATTEST:                       Delaware Otsego Corporation
                              (DO)


By:                           By: Wm B. Blatter
- ---------------------------   ---------------------------
(CORPORATE SEAL)

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